UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 14, 2012


                                 Tungsten Corp.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-54342
                            (Commission File Number)

                                   98-0583175
                        (IRS Employer Identification No.)

                       Block 225, 02-213, Tampines St. 23
                                Singapore 521225
               (Address of principal executive offices)(Zip Code)

                                 (702) 553-3026
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF  DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 14 2012, Mario Jakiri Tolentino resigned as President, Secretary, Treasurer of Tungsten Corp. (the "Company"). Mr. Tolentino is remaining as a Director of the Company.

On December 14 2012,  Owen Orendain  resigned as a Director of the Company.  Mr.
Orendain  had  no   disagreement   with  the  Company  in  connection  with  his
resignation.

On December 14, 2012, the Board of Directors appointed Dr. Douglas Oliver as a Director and as President, Secretary and Treasurer of the Company. Mr. Oliver is now the Company's sole officer and one of two directors.

Dr. Oliver,  age 61, is a career  geologist with 30 years  experience in mineral exploration. Since 2008, Mr. Oliver has served as President of Oliver Geoservices, a business he founded in 2008, which specializes in minerals exploration management, economic evaluations and independent reviews. In 1973, Mr. Oliver received a Bachelor of Science in Geology from Rutgers University, a MBA from the University of Texas at Austin in 1988, and a Ph.D. in Tectonics from Southern Methodist University in 1996. Mr. Oliver's background with business operations led to our conclusion that he should serve as a director in light of our business and structure.

Mr. Oliver does not have any agreement, arrangement or understanding with the Company in connection with being appointed to the offices of President, Secretary and Treasurer.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Tungsten Corp.
                                           (Registrant)


Date: December 17, 2012                    By: /s/ Douglas Oliver
                                               ---------------------------------
                                           Name:  Douglas Oliver
                                           Title: President

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